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Ernst & Young LLP             Suite 3400                    Phone:  515 243 2727
                                801 Grand Avenue
                           Des Moines, Iowa 50309-2764



                          Consent of Independent Auditors



The Board of Directors and Participants
Farm Bureau Life Insurance Company


We consent to the reference to our firm under the captions "Financial Statements" and "Experts" and to the use of our reports dated March 18, 1998 with respect to Farm Bureau Life Variable Account and February 16, 1998 with respect to Farm Bureau Life Insurance Company, in Post-Effective Amendment No. 12 to the Registration Statement (Form S-6 No. 33-12789) and related Prospectus of Farm Bureau Life Variable Account dated May 1, 1998.


                                             /s/ Ernst & Young LLP

Des Moines, Iowa
April 28, 1998